Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

1800 Tyson’s Boulevard, Ste 50
McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Kevin T. O’Brien, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

YCC Holdings LLC

(Exact name of obligor as specified in its charter)

Delaware	20-8284193
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

16 Yankee Candle Way
South Deerfield, Massachusetts	01373
(Address of principal executive offices)	(Zip Code)

10.25% / 11.00% SENIOR NOTES DUE 2016

(Title of Indenture Securities)

General

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15.	Not Applicable

Item 16.	List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee ( December 31, 2010), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of March, 2011.

HSBC BANK USA, NATIONAL
ASSOCIATION

By:	/s/ Ignazio Tamburello
Ignazio Tamburello
Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2011

	Please refer to page i,
	Table of Contents, for
	the required disclosure	1
	of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2010	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

I,	John T. McGinnis, CFO
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Irene Dorney
	/s/ John T. McGinnis	Director (Trustee)
Signature of Officer Authorized to Sign Report		/s/ Niall Booker
Director (Trustee)
2/4/2011		/s/ Richard Jalkut
Date of Signature		Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:		For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	57890
	(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM		HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if		Legal Title of Bank (TEXT 9010)
any (TEXT 4087)
(Example: www.examplebank.com)		McLean
		City (TEXT 9130)

		VA	22102
		State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal  Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business December 31, 2010

			Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
a.	Non-interest-bearing balances currency and coin		1,575.906
b.	Interest-bearing balances		8,050,902
Held-to-maturity securities			3,150,805
Available-for-sale securities			45,253,445
Federal funds sold and securities purchased under agreements to resell:
a.	Federal funds sold in domestic offices		0
b.	Securities purchased under agreements to resell		8,236,283
Loans and lease financing receivables:
Loans and leases held for sale			2,389,629
Loans and leases net of unearned income		72,155,190
LESS: Allowance for loan and lease losses		2,168,893
Loans and lease, net of unearned income, allowance, and reserve			69,986,297
Trading assets			32,051,158
Premises and fixed assets			548,850
Other real estate owned			140,742
Investments in unconsolidated subsidiaries			22,929
Customers’ liability to this bank on acceptances outstanding			18,114
Intangible assets: Goodwill			2,035,445
Intangible assets: Other intangible assets			423,616
Other assets			7,234,342
Total assets			181,118,463

LIABILITIES

Deposits:
In domestic offices			95,880,782
Non-interest-bearing		23,073,004
Interest-bearing		72,807,778
In foreign offices			32,724,538
Non-interest-bearing		1,263,415
Interest-bearing		31,461,123

Federal funds purchased and securities sold under agreements to repurchase:
a.	Federal funds purchased in domestic offices		77,750
b.	Securities sold under agreements to repurchase		7,317,249

Trading Liabilities			10,284,920
Other borrowed money			7,465,261
Bank’s liability on acceptances			NA
Subordinated notes and debentures			6,127,859
Other liabilities			3,636,803
Total liabilities			163,515,162
Minority Interests in consolidated Subsidiaries			N/A
EQUITY CAPITAL

Perpetual preferred stock and related surplus			0
Common Stock			2,001
Surplus			15,845,975
Retained earnings			1,909,524
Accumulated other comprehensive income			154,569
Other equity capital components			0
Total equity capital			17,603,301
Total liabilities, minority interests and equity capital			181,118,463